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                                                                      EXHIBIT 11


                   NATIONAL INTERGROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (In Thousands, Except Per Share Data)

                                                                             For the Three Months            For the Nine Months
                                                                              Ended December 31,              Ended December 31,
                                                                             --------------------           ---------------------
                                                                               1993        1992               1993        1992
                                                                             ---------   --------           --------   ----------
               Primary
               -------
                  Earnings
                   Income from operations                                    $  7,579    $ (6,349)          $ 12,982    $   4,948
                    Deduct dividends on preferred shares                        3,210       1,338              5,740        4,088
                                                                             --------    --------           --------    ---------
                   Net income (loss) applicable to common
                    stockholders                                             $  4,369    $ (7,687)          $  7,242    $     860
                                                                             ========    ========           ========    =========

                  Shares
                   Weighted average number of shares of common
                    stock outstanding                                          15,394      19,697             18,264       20,057
                                                                             ========    ========           ========    =========
                  Net income (loss)                                           $  0.28    $  (0.39)          $   0.40     $   0.04
                                                                             ========    ========           ========    =========


               Assuming Full Dilution
               ----------------------
                  Earnings
                   Income from operations                                    $  7,579    $ (6,349)          $ 12,982    $   4,948
                   Dividends on preferred shares (conversion of
                    preferred shares would be anti-dilutive)                    3,210       1,338              5,740        4,088
                                                                             --------    --------           --------    ---------
                   Net income (loss) applicable to common stockholders       $  4,369    $ (7,687)          $  7,242    $     860
                                                                             ========    ========           ========    =========
                  Shares
                   Weighted average number of common shares
                    outstanding                                                15,394      19,697             18,264       20,057
                   Conversion of preferred stock (anti-dilutive)                    -           -                  -            -
                   Assuming conversion of 4 5/8% convertible debentures            67          68                 67           68
                                                                             --------    --------           --------    ---------
                   Weighted average number of shares of common
                   stock outstanding as adjusted                               15,461      19,765             18,331       20,125
                                                                             ========    ========           ========    =========
                  Net income (loss)**                                        $   0.28    $  (0.39)          $   0.40    $    0.04
                                                                             ========    ========           ========    =========


  ** This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.